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                                     BYLAWS

                                       OF

                              ADOLPH COORS COMPANY

                            (A COLORADO CORPORATION)




                     AMENDED AND RESTATED AS OF MAY 11, 2000


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                                     BYLAWS

                                       OF
                              ADOLPH COORS COMPANY

                                TABLE OF CONTENTS

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ARTICLE I - Offices.........................................................................................      1
         1.       Principal Office..........................................................................      1
         2.       Registered Office.........................................................................      1
         3.       Other Offices.............................................................................      1

ARTICLE II - Shareholders' Meetings.........................................................................      1
         1.       Annual Meetings...........................................................................      1
         2.       Special Meetings..........................................................................      1
         3.       Place of Special Meetings.................................................................      2
         4.       Notice of Meetings........................................................................      2
         5.       Waiver of Notice..........................................................................      3
         6.       Action Without A Meeting..................................................................      3
         7.       Fixing Record Date........................................................................      3
         8.       Shareholder' List.........................................................................      4
         9.       Quorum....................................................................................      4
         10.      Adjournment...............................................................................      4
         11.      Voting....................................................................................      5
         12.      Conduct of Meetings.......................................................................      5
         13.      Proxies...................................................................................      6
         14.      Inspectors................................................................................      7
         15.      Meeting by Telecommunication..............................................................      7

ARTICLE III - Board of Directors............................................................................      8
         1.       Authority, Election and Tenure............................................................      8
         2.       Number and Qualification..................................................................      8
         3.       Annual and Regular Meetings...............................................................      8
         4.       Special Meetings..........................................................................      8
         5.       Notice of Special Meetings................................................................      8
         6.       Waiver of Notice..........................................................................      9
         7.       Action Without a Meeting..................................................................      9
         8.       Quorum and Voting.........................................................................      9
         9.       Organization and Procedure................................................................     10
         10.      Resignation...............................................................................     10


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
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         11.      Removal...................................................................................     10
         12.      Vacancies.................................................................................     10
         13.      Dissenting Directors......................................................................     11
         14.      Executive and Other Committees............................................................     11
         15.      Compensation of Directors.................................................................     12
         16.      Meeting by Telecommunication..............................................................     12

ARTICLE IV - Officers.......................................................................................     13
         1.       Appointment and Tenure....................................................................     13
         2.       Resignation, Removal and Vacancies........................................................     13
         3.       Temporary Delegation of Duties............................................................     13
         4.       Chairman of the Board.....................................................................     13
         5.       Chief Executive Officer...................................................................     13
         6.       President.................................................................................     14
         7.       Vice Presidents...........................................................................     14
         8.       Secretary.................................................................................     14
         9.       Treasurer.................................................................................     14
         10.      Assistant Secretaries and Assistant Treasurers............................................     15
         11.      Bond of Officers..........................................................................     15
         12.      Compensation..............................................................................     15

ARTICLE V - Directors' Conflicts of Interest................................................................     16
         1.       Conflicting Interest Transaction..........................................................     16
         2.       Effect of Conflict of Interest............................................................     16
         3.       Notice to Shareholders....................................................................     17
         4.       Interested Directors......................................................................     17

ARTICLE VI - Indemnification................................................................................     17
         1.       Directors.................................................................................     17
         2.       Officers and Employees....................................................................     17
         3.       Mandatory Indemnification.................................................................     18
         4.       Agents and Fiduciaries....................................................................     18
         5.       Procedure.................................................................................     18
         6.       Other Remedies............................................................................     18
         7.       Insurance.................................................................................     18
         8.       Notice to Shareholders....................................................................     19
         9.       Selection of Counsel......................................................................     19


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ARTICLE VII - Execution of Instruments; Loans; Checks and Endorsements;
                  Deposits; Proxies.........................................................................     19
         1.       Execution of Instruments..................................................................     19
         2.       Borrowing.................................................................................     20
         3.       Attestation...............................................................................     20
         4.       Loans to Directors, Officers and Employees................................................     20
         5.       Checks and Endorsements...................................................................     20
         6.       Deposits..................................................................................     20
         7.       Voting of Securities of Other Entities....................................................     20

ARTICLE VIII - Shares of Stock..............................................................................     21
         1.       Certificates of Stock.....................................................................     21
         2.       Shares Without Certificates...............................................................     21
         3.       Transfer of Stock.........................................................................     21
         4.       Restrictions on Transfer..................................................................     22
         5.       Preferred Stock...........................................................................     24
         6.       Holders of Record.........................................................................     24
         7.       Shares Held for the Account of a Specified Person or Persons..............................     24
         8.       Lost, Destroyed and Mutilated Certificates................................................     25

ARTICLE IX - Dividends and Other Distributions..............................................................     25

ARTICLE X - Corporate Records...............................................................................     26
         1.       Permanent Records.........................................................................     26
         2.       Records at Principal Office...............................................................     26
         3.       Addresses of Shareholders.................................................................     26
         4.       Record of Shareholders....................................................................     26
         5.       Inspection of Corporate Records...........................................................     27
         6.       Audits of Books and Accounts..............................................................     27

ARTICLE XI - Miscellaneous..................................................................................     27
         1.       Corporate Seal............................................................................     27
         2.       Fiscal Year...............................................................................     27
         3.       Emergency Bylaws and Actions..............................................................     27
         4.       Amendments................................................................................     27
         5.       Gender....................................................................................     28
         6.       Definitions...............................................................................     28
         7.       Conflicts.................................................................................     28


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                                    ARTICLE I

                                     Offices

         1. Principal Office. The principal office of Adolph Coors Company (the "Company") shall be located in or near the City of Golden, Colorado. The Board of Directors, from time to time, may change the principal office of the Company.

         2. Registered Office. The registered office of the Company required by the Colorado Business Corporation Act, as it may be amended or superseded (the "Act"), to be maintained in the State of Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

         3. Other Offices. The Company may have one or more offices at such place or places within or outside the State of Colorado as the Board of Directors may from time to time determine or as the business of the Company may require.

                                   ARTICLE II

                             Shareholders' Meetings

         1. Annual Meetings. The annual meeting of the holders of the Class A Common Stock shall be held each year during the month of May on such date and at such time and place, either within or outside the State of Colorado, as may be determined by the Board of Directors from time to time. At such meeting, the holders of the Class A Common stock shall elect a Board of Directors and shall transact such other business as may be brought properly before the meeting. Holders of non-voting stock may be invited to attend the annual meeting, but shall not vote except with respect to matters on which their vote is required by the Act or the Articles of Incorporation.

         2. Special Meetings.

                  (a) Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by the Act or by the Articles of Incorporation, may be called at any time by the Chairman, by the President (if he is also a member of the Board of Directors) or by the Board of Directors. A special meeting shall be called by the President or the Secretary upon one or more written demands (which shall state the purpose or purposes therefor) signed and dated by the holders of shares representing not less than ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

                  (b) The record date for determining the shareholders entitled to demand a special meeting is the date of the earliest of any of the demands pursuant to which the


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meeting is called, or the date that is 60 days before the date the first of such demands is received by the Company, whichever is later.

                  (c) Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of such meeting.

         3. Place of Special Meetings. Special meetings of shareholders shall be held at such place or places, within or outside the State of Colorado, as may be determined by the Board of Directors and designated in the notice of the meeting. If no place is designated in the notice, or if a special meeting is called otherwise than by the Board of Directors, the place of the meeting shall be the principal office of the Company.

         4. Notice of Meetings.

                  (a) Not less than 10 nor more than 60 days prior to each annual or special meeting of shareholders, written notice of the date, time and place of each meeting, and in the case of special meetings the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting. If the authorized shares of the Company are proposed to be increased, at least 30 days' notice in like manner shall be given. If the Act prescribes notice requirements for particular circumstances (as in the case of the sale, lease or exchange of the Company's assets other than in the usual and regular course of business, or the merger or dissolution of the Company), the provisions of the Act shall govern.

                  (b) Notice may be given in person or by telephone, telegraph, teletype, electronically transmitted facsimile, or other form of wire or wireless communication, and, if so given, shall be effective when received by the shareholder. Notice may also be given by deposit in the United States mail if addressed to the shareholder's address shown in the Company's current record of shareholders, and, if so given, shall be effective when mailed.

                  (c) If three successive notices mailed to any shareholder in accordance with the provisions of these Bylaws are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the Company.


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         5. Waiver of Notice.

                  (a) A shareholder may waive any notice, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

                  (b)  A shareholder's attendance at a meeting:

                  (i) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice; and

                  (ii) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         6. Action Without A Meeting.

                  (a) Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent in writing to the action taken. No action taken by written consent shall be effective unless the Company has received writings that describe and consent to the action, signed by all the shareholders entitled to vote on such action. Unless otherwise provided by the Act, action by written consent shall be effective as of the date the last writing necessary to effect the action is received by the Secretary, unless all of the writings necessary to effect the action specify a later date as the effective date of the action.

                  (b) Any shareholder who has signed a writing describing and consenting to action taken by written consent may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Company before the effectiveness of the action.

                  (c) The record date for determining shareholders entitled to take action without a meeting or entitled to be given notice is the date a writing upon which the action is taken is first received by the Company.

         7. Fixing Record Date. The Board of Directors may fix a future date as the record date to determine the shareholders entitled to be given notice of a shareholders meeting, to demand a special meeting, to vote at a meeting, to receive payment of a


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distribution, or for any other proper purpose. Such record date shall not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to be given notice of or to vote at any meeting of shareholders is effective for any adjournment of the meeting, unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         8. Shareholders' List.

                  (a) A complete list of the shareholders entitled to notice of any shareholders' meeting shall be prepared by, or at the direction of, the Secretary of the Company. Such shareholders' list shall be arranged by voting groups (as defined by the Act) and, within each voting group, by class or series of shares, shall be alphabetical within each class or series and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

                  (b) The shareholders' list shall be available for inspection by any shareholder beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice is given, and continuing through the meeting and any adjournment thereof, at the Company's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held. During the period the list is available for inspection, a shareholder, or his agent or attorney, is entitled on written demand to inspect and, subject to the provisions of the Act, to copy the list during the Company's regular business hours. Failure to prepare or make available the shareholders' list does not affect the validity of actions taken at the meeting.

         9. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares is represented in person or by proxy with respect to that matter. Unless otherwise provided in the Act or in the Company's Articles of Incorporation, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. If a quorum is not present with respect to a particular matter, the shares present at the meeting shall have the power to adjourn the meeting with respect to that matter, until the requisite number of shares shall be present or represented.

         10. Adjournment. When a meeting is for any reason adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than 120 days from the date of the original meeting, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at such meeting as of the new record date.


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         11. Voting. Each outstanding share of record of Class A Common Stock is entitled to one vote for the election of each member of the Board of Directors and on other matters submitted to a vote of the shareholders. Except where the Act or the Articles of Incorporation require a different vote, if a quorum exists, action on a matter other than the election of directors is approved if the votes cast favoring the action exceed the votes cast opposing the action. In an election of directors, a majority of shares entitled to vote for directors is required in order to elect a director. The voting rights of shares of Class B Common Stock shall only be as required in certain instances by the Act or the Articles of Incorporation. No shareholder shall be permitted to cumulate his votes.

         12. Conduct of Meetings. The chairman of the annual or any special meeting of the shareholders shall be the Chairman of the Board or, in his absence, any person designated by the Board of Directors. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as Secretary of the meeting. Meetings of shareholders shall be conducted in accordance with the following rules:

                  (a) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or a part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

                  (b) If disorder shall arise that prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting and upon his so doing the meeting is immediately adjourned.

                  (c) The chairman may ask or require that anyone who is not a bona fide shareholder or proxy leave the meeting.

                  (d) At any meeting of shareholders, a resolution or motion shall be considered for vote only if the proposal is brought properly before the meeting, which shall be determined by the chairman of the meeting in accordance with the following provisions:

                  (i) Notice required by these Bylaws and by all applicable federal or state statutes or regulations shall have been given to, or waived by, all shareholders entitled to vote on such proposal. In the event notice periods of different lengths apply to the same proposed action under different laws or regulations, appropriate notice shall be deemed given if there is compliance with the greater of all applicable notice requirements.


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                  (ii)     Proposals may be made by the Board of Directors as to
                           matters affecting holders of any class of stock issued by the Company. Proposals also may be made by the holder of shares of Class A Common Stock.

                  (iii) Any proposal made by the Board of Directors or the holder of shares of Class A Common Stock may be made at any time prior to or at the meeting if only the holder of Class A Common Stock is entitled to vote thereon.

                  (iv) Any proposal on which holders of Class B Common Stock are entitled to vote and concerning which proxies may be solicited by the proponent or by management shall be filed with the Secretary by such dates as may be required by the proxy rules promulgated by the Securities and Exchange Commission.

                  (v) A shareholder's proposal shall set forth (a) a brief description of the matters desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business; (c) the class and number of such shares of the Company which are beneficially owned by the shareholder; (d) any financial interest of the shareholder in such proposal; and (e) any other information required by applicable statute or regulation.

                  (e) Nomination of persons to stand for election to the Board of Directors at any annual or special shareholders meeting may be made by the holders of the Company's Class A Common Stock at any time prior to the vote thereon.

         13. Proxies.

                  (a) At any shareholder meeting, a shareholder may vote in person or by proxy. A shareholder may appoint a proxy by signing an appointment form, either personally or by the shareholder's duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype or other electronic transmission providing a written statement of the appointment to the Company, the proxy, or other person duly authorized by the proxy to receive appointments as agent for the proxy. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment.

                  (b) An appointment of a proxy is effective when the appointment is received by the Company and the appointment is effective for eleven months unless a different


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period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the shareholder only as provided by the Act. Shares represented by proxy at a meeting of shareholders shall be deemed to be present at the meeting.

         14. Inspectors. The chairperson of the meeting may at any time appoint one or more inspectors to serve at a meeting of the shareholders. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the matters presented, report the results of such votes, and subscribe and deliver to the Secretary of the meeting a certificate stating the number of shares of stock within each voting group that is issued and outstanding and entitled to vote thereon and the number of shares within each voting group that voted for and against the matters presented. The voting inspectors need not be shareholders of the Company, and any director or officer of the Company may be an inspector on any matter other than a vote for or against such director's or officer's election to any position with the Company or on any other matter in which such officer or director may be directly interested.

         15. Meeting by Telecommunication. If, and only if, permitted by the Board of Directors, a shareholder may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. If the Board of Directors determines to allow shareholders to participate in a shareholders' meeting by telecommunication, the Board shall establish the terms and conditions under which shareholders may participate by such means and shall cause the notice of the meeting to contain such terms and conditions. Only shareholders who comply with the terms and conditions indicated in such notice shall be entitled to so participate by telecommunication in the shareholders' meeting.


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                                   ARTICLE III

                               Board of Directors

         1. Authority, Election and Tenure. Subject to any provision of the Act and the Articles of Incorporation, all corporate power shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by, a Board of Directors. The Board of Directors shall be elected at each annual meeting of shareholders by the holders of the Class A Common Stock. Each director shall hold office until the next annual meeting of shareholders, until such director's successor shall be elected and shall qualify, or until such director's earlier death, resignation or removal.

         2. Number and Qualification. At each annual meeting of shareholders, the holders of the Class A Common Stock shall determine the number of directors, which shall be no fewer than three. Any increase in the number of directors between annual meetings shall be approved by the holders of the Class A Common Stock. Directors must be natural persons at least eighteen years of age but need not be shareholders or residents of the State of Colorado.

         3. Annual and Regular Meetings. The Board of Directors shall hold its annual meeting without notice on the same day and at the same place as, but just following, the annual meeting of the shareholders, or at such other date, time and place as may be determined by the Board of Directors. Regular meetings of the Board of Directors shall be held without notice at such dates, times and places as may be determined by the Board of Directors by resolution.

         4. Special Meetings. Special meetings of the Board of Directors may be held, with proper notice, upon the call of the Chairman of the Board or by at least two members of the Board of Directors at such time and place as specified in the notice.

         5. Notice of Special Meetings.

                  (a) Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least two days prior to such meeting. The notice of a special meeting of the Board of Directors need not state the purposes of the meeting. Notice to each director of any special meeting may be given in person; by telephone, telegraph, teletype, electronically transmitted facsimile, or other form of wire or wireless communication; or by mail or private carrier.


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                  (b) Oral notice to a director of any special meeting is
effective when communicated. Written notice to a director of any special meeting is effective at the earliest of: (i) the date received; (ii) five days after it is mailed; or (iii) the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, if the return receipt is signed by or on behalf of the director to whom the notice is addressed.

         6. Waiver of Notice.

                  (a) A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. The waiver shall be in writing and signed by the director entitled to the notice. Such waiver shall be delivered to the Secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

                  (b) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless:

                         (i) At the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting; or

                         (ii) If special notice was required of a particular purpose, the director objects to transacting business with respect to the purpose for which such special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

         7. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to such action in writing. Such consent shall be delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action is taken by written consent at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his consent pursuant to the provisions of the Act. Action taken without a meeting is effective at the time it is taken unless the directors establish a different effective date. Action taken by written consent has the same effect as action taken at a meeting of the Board of Directors, and may be described as such in any document.

         8. Quorum and Voting. Except as otherwise provided by the Act or by these Bylaws, a majority of the directors in office at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business at such


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meeting. The vote of a majority of the directors present at the meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum can be obtained.

         9. Organization and Procedure. The Board of Directors shall elect a Chairman of the Board from among its members. If the Board deems it necessary, it may elect a Vice-Chairman of the Board from among its members to perform the duties of the Chairman of the Board in his absence and such other duties as the Board of Directors may assign. The Chairman of the Board or, in his absence, the Vice-Chairman of the Board, or in his absence, any director chosen by a majority of the directors present, shall act as chairperson of the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the chairperson shall act as secretary of each meeting of the Board of Directors.

         10. Resignation. Any director of the Company may resign at any time by giving written notice to the Board of Directors or the Secretary of the Company at the Company's principal office. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The Board of Directors may, at its discretion, designate a retired director as Director Emeritus. Each designation shall be for a period of one year and may be renewed for additional one-year terms. A Director Emeritus shall provide consulting and advisory services to the Board of Directors as requested from time to time by the Board of Directors and may be invited to attend meetings of the Board, but shall not vote or be counted for quorum purposes or have any of the duties or obligations imposed on a director or officer of the Company under the Act, the Company's Articles of Incorporation or these Bylaws. A Director Emeritus shall be entitled to the benefits and protections of the provisions of
Article VI of these Bylaws, and shall be compensated for his services and reimbursed for expenses incurred in his capacity as Director Emeritus as the Board of Directors shall from time to time establish.

         11. Removal. Any director may be removed, either with or without cause, at any time, at a special meeting of the holders of the Class A Common Stock called for such purpose, if the number of votes cast in favor of removal exceeds the number of votes cast against removal. A vacancy in the Board of Directors caused by any such removal may be filled by the holders of the Class A Common Stock at such meeting or, if such shareholders at such meeting shall fail to fill such vacancy, by a majority of the remaining directors at any time before the end of the unexpired term of the director removed.

         12. Vacancies. Any directorship to be filled by reason of an increase in the number of directors between annual meetings shall be filled by the vote of the holders of the


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Class A Common Stock and such director shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. A vacancy occurring in the Board of Directors that is not required by these Bylaws to be filled by the holder of the Class A Common Stock shall be filled by the affirmative vote of a majority of the remaining members of the Board even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         13. Dissenting Directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

                  (a) He objects at the beginning of such meeting, or promptly upon his later arrival, to the holding of the meeting or the transacting of business at the meeting;

                  (b) He contemporaneously requests that his dissent or abstention from the action taken be entered in the minutes of such meeting; or

                  (c) He gives written notice of his dissent or abstention to the presiding officer of such meeting before its adjournment or to the Secretary of the Company promptly after adjournment of such meeting.

The right of dissent as to a specific action in a meeting of the Board or a committee is not available to a director who votes in favor of such action.

         14. Executive and Other Committees. Except as otherwise required by the Act, the Board of Directors, by the vote of a majority of the number of directors then in office, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution and except as otherwise prescribed by the Act, shall have and may exercise the authority delegated to them by the Board of Directors by charter, resolution or otherwise. No committee shall:

                  (a) authorize dividends or other distributions;

                  (b) approve or propose to shareholders action that the Act requires to be approved by shareholders;

                  (c) fill vacancies on the Board of Directors or on any of its committees;

                  (d) amend the Articles of Incorporation;

                  (e) adopt, amend, or repeal these Bylaws;

                  (f) approve a plan of merger not requiring shareholder approval;

                  (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

                  (h) authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that with respect to this clause (h) the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors.

The provisions of these Bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees and the members thereof. Each committee established by the Board of Directors shall prepare minutes of its meetings which shall be delivered to the Secretary of the Company for inclusion in the Company's records.

         15. Compensation of Directors. The Board of Directors shall determine and fix the compensation, if any, and the reimbursement of expenses which shall be allowed and paid to the directors. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

         16. Meeting by Telecommunication. One or more members of the Board of Directors may participate in a meeting of the Board of Directors through the use of any means of communication by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                    Officers

         1. Appointment and Tenure. The officers of the Company shall consist of a Chairman of the Board (sometimes herein called the "Chairman"), a President, a Secretary and a Treasurer. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary. The Board of Directors shall appoint the Company's officers annually or at such other times as the Board shall designate. Such officers at all times shall be subject to the supervision, direction and control of the Board of Directors. The Board of Directors may delegate, by specific resolution, to an officer the power to appoint other specified officers or assistant officers. Each officer appointed shall continue in office until the next annual meeting of the Board of Directors at which officers are appointed, or until such officer's earlier death, resignation or removal. Any two or more offices may be held by the same person. Each officer shall be a natural person who is eighteen years of age or older.

         2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Board of Directors by delivery of such notice to the Secretary. Such resignation shall take effect when the notice is received by the Company unless the notice specifies a later effective date, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may remove any officer at any time with or without cause. The Board of Directors may also delegate to an officer the power to remove other specified officers or assistant officers. If any office becomes vacant for any reason, the vacancy may be filled by, or as specifically authorized by, the Board of Directors. An officer appointed to fill a vacancy shall serve for the unexpired term of such officer's predecessor, or until such officer's earlier death, resignation or removal.

         3. Temporary Delegation of Duties. In case of the absence of any officer, or his disability to perform his duties, or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the powers and duties of such officer to any other officer or to any director temporarily, provided that a majority of the whole Board concur and that no such delegation shall result in giving to the same person conflicting duties.

         4. Chairman of The Board. The Chairman of the Board shall preside at meetings of the Board of Directors and of the shareholders at which he is present, and shall perform such other duties as the Board of Directors may from time to time determine.

         5. Chief Executive Officer. The Chief Executive Officer (sometimes referred to herein as the "CEO"), if one is elected by the Board of Directors, shall perform all duties customarily delegated to the chief executive officer of a corporation and such other duties as may from time to time be assigned to him by the Board of Directors and these Bylaws.

         6. President. If there is no separate Chief Executive Officer, the President shall be the CEO of the Company; otherwise, the President shall be responsible to the CEO for the day-to-day operations of the Company. The President shall have general and active management of the business of the Company; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall perform all duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.

         7. Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President.

         8. Secretary. The Secretary of the Company (sometimes referred to herein as the "Secretary") shall have the duty and power to:

                  (a) Assure that all notices are given in accordance with the provisions of these Bylaws and as required by law.

                  (b) Prepare and maintain the minutes of the meetings of the shareholders, the Board of Directors and committees thereof, and other records and information required to be kept by the Company pursuant to the Act, including those records set forth in Article X of these Bylaws.

                  (c)  Authenticate records of the Company.

                  (d) In general, perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

         9. Treasurer. The Treasurer shall have the duty and power to:

                  (a) Have the charge and custody of, and be responsible for, all funds and securities of the Company and deposit all such funds in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws or as directed by the Board.

                  (b) Maintain books of account and records and exhibit such books of account and records to any of the directors of this Company at any reasonable time.

                  (c) Render a statement of the condition of the finances of the Company as requested by the Board of Directors and, if called upon to do so, make a full financial report at the annual meeting of the shareholders.

                  (d) Receive, and give receipts for, monies due and payable to the Company from any source whatsoever.

                  (e) In general, perform all of the duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

         10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence or at the request of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

         11. Bond of Officers. The Board of Directors may require any officer or agent to give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance of such officer's duties and for the restoration to the Company of any property belonging to the Company in such officer's possession or under the control of such officer.

         12. Compensation. The salaries and other compensation of the officers shall be fixed or authorized from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Company.

                                    ARTICLE V

                        Directors' Conflicts of Interest

         1. Conflicting Interest Transaction. The term "conflicting interest transaction" means any of the following:

                  (a) A loan or other assistance by the Company to a director of the Company or to an entity in which a director of the Company is a director or officer or has a financial interest;

                  (b) A guaranty by the Company of an obligation of a director of the Company or of an obligation of an entity in which a director of the Company is a director or officer or has a financial interest; or

                  (c) A contract or transaction between the Company and a director of the Company or between the Company and an entity in which a director of the Company is a director or officer or has a financial interest.

         2. Effect of Conflict of Interest. No conflicting interest transaction shall be void or voidable solely because the conflicting interest transaction involves a director of the Company or an entity in which a director of the Company is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the Board of Directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the director's vote is counted for such purpose if:

                  (a) The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

                  (b) The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed, or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by vote of such shareholders; or

                  (c) The conflicting interest transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

         3. Notice to Shareholders. The Board of Directors or a committee thereof shall not authorize a conflicting interest transaction consisting of a loan or guaranty pursuant to paragraph (a) of Section 1 above until at least 10 days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

         4. Interested Directors. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves, or ratifies the contract or transaction.

                                   ARTICLE VI

                                 Indemnification

         1. Directors. The Company shall indemnify, to the fullest extent allowed by the Act, but subject to all conditions and limitations provided by the Act, any person who serves or who has served at any time as a director of the company, and any director who, at the request of the Company, serves or at any time has served as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or other person or entity or of an employee benefit plan, against any and all liabilities and reasonable expenses incurred in connection with any action, suit, or proceeding to which such director is made a party, and which may be asserted against him in such capacity. A director shall be considered to be serving an employee benefit plan at the Company's request if his duties to the Company also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Company shall not indemnify a director with respect to conduct not reasonably related to his service to, or as requested by, the Company or with respect to a personal benefit improperly received by him.

         2. Officers and Employees. The Company shall indemnify, to the extent and in the manner described herein, any person who serves or who has served at any time as an officer or employee of the Company, and any officer or employee who, at the request of the Company, serves or at any time has served as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or other person or entity or of an employee benefit plan, against any and all liabilities and reasonable expenses incurred in connection with any action, suit or proceeding which is or may be asserted against the officer or employee for acts within the scope of the officer or employee's duties in such capacity, except for matters in which the person shall be adjudged in any action, suit, or proceeding to be liable for his own gross negligence or willful misconduct in the performance of any duty, and except for any personal benefit improperly received by him.

A Director Emeritus shall be considered to be an officer or employee of the Company for all purposes of this Article VI.

         3. Mandatory Indemnification. The Company shall indemnify a director, Officer or employee who was wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which the person was a party because the person is or was a director, officer or employee, against liabilities and reasonable expenses incurred by him in connection with the action, suit or proceeding.

         4. Agents and Fiduciaries. The Company may indemnify a person who serves or who has served at any time as an agent or fiduciary of the Company against liabilities and reasonable expenses incurred in connection with any action, suit, or proceeding to which he is made a party, or which may be asserted against him, by reason of serving in such a capacity, in such circumstances and in such amounts as the Board of Directors shall deem appropriate.

         5. Procedure. In each instance in which indemnification is claimed or requested under Section 1 of this Article VI, the Board of Directors shall determine, or shall direct any person or body, as permitted by the Act, to determine (a) whether or not indemnification is permissible in the circumstances, and (b) the amount of liability and expenses with respect to which indemnification should be provided. The responsibility for implementing the indemnification of officers and employees pursuant to Section 2 of this
Article VI may be assigned to such officers within the Company as the Board of Directors determines. However, the Board retains its authority to review or consider such matters in appropriate circumstances.

         6. Other Remedies. Except as limited by the Act, any indemnification provided herein shall be in addition to any other rights to which those indemnified may be entitled by the Act or pursuant to any agreement, vote of shareholders or otherwise, and shall be available to the heirs, personal representatives and successors of the person entitled to such indemnification.

         7. Insurance. The Company may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company, or who, while a director, officer, employee, fiduciary, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify the person against the same liability under the Act. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Company has an equity or any other interest through stock ownership or otherwise.

         8. Notice to Shareholders. If the Company indemnifies or advances expenses to a director under this Article in connection with a proceeding by or in the right of the Company, the Company shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

         9. Selection of Counsel. Notwithstanding any other provision of this Article, the Company may condition the right to indemnification of a director, officer or employee on its right to select legal counsel representing such director, officer or employee on the terms of this section 9.

The Company shall have the right to select counsel for any director, officer or employee in any legal action that may give rise to indemnification under this
Article VI provided that: (a) the Company consults with the director, officer or employee seeking indemnification with respect to the selection of competent legal counsel; and (b) the Company pays all reasonable fees and costs incurred by the attorney in defending the director, officer or employee (subject to the Company's right to recover such fees and costs if it is determined at the conclusion of the action, suit or proceeding that there is no right of indemnification).

Notwithstanding any other provision of this Article, the Company shall not be responsible for indemnification of any director, officer or employee who declines to use counsel reasonably selected by the Company as provided in this
Section 9. Counsel shall be deemed to be reasonably selected by the Company if such counsel is a competent attorney who can independently represent the director, officer or employee consistent with the applicable ethical standards of the Code of Professional Responsibility.

                                   ARTICLE VII

            Execution of Instruments; Loans; Checks and Endorsements;
                                Deposits; Proxies

         1. Execution of Instruments. Except as otherwise provided by the Board of Directors, the Chairman, the President, any Vice President, the Treasurer or the Secretary shall have the power to execute and deliver on behalf of and in the name of the Company any instrument requiring the signature of an officer of the Company. Unless authorized to do so by these Bylaws or by the Board of Directors, no assistant officer, agent or employee shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

         2. Borrowing. No loan shall be contracted on behalf of the Company, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Company from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Company; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Company as security for the payment of any loans or obligations of the Company, and to that end may execute and deliver for the Company such instruments as may be necessary or proper in connection with such transaction.

         3. Attestation. All signatures authorized by this Article may be attested, when appropriate or required, by any officer of the Company except the officer who signs on behalf of the Company.

         4. Loans to Directors, Officers and Employees. The Company may lend money to, guarantee the obligations of, and otherwise assist directors, officers and employees of the Company, or directors of another corporation of which the Company owns a majority of the voting stock, only upon compliance with the requirements of the Act.

         5. Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness issued in the name of the Company and other such instruments shall be signed or endorsed for the Company by such officers or agents of the Company as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

         6. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the Company's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Company who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Company or its order.

         7. Voting of Securities and Other Entities. Unless otherwise provided by resolution of the Board of Directors, the Chairman, Chief Executive Officer, or the President, or any officer designated in writing by any of them, is authorized to attend in person, or may execute written instruments appointing a proxy or proxies to represent the Company, at all meetings of any corporation, partnership, limited liability company, association, joint venture, or other entity in which the Company holds any securities or other interests and may execute written waivers of notice with respect to any such meetings. At all such meetings, any of the foregoing officers, in person or by proxy as aforesaid and subject to the instructions, if any, of the Board of Directors, may vote the securities or interests so held by the Company, may execute any other instruments with respect to such securities or interests, and may exercise any and all rights and powers incident to the ownership of said securities or interests. Any of the foregoing officers may execute one or more written consents to action taken in lieu of a formal meeting of such corporation, partnership, limited liability company, association, joint venture, or other entity.

                                  ARTICLE VIII

                                 Shares of Stock

         1. Certificates of Stock. The issuance or sale of shares of stock by the Company shall be made only upon authorization by the Board of Directors. Stock certificates shall be in a form designated by the Board of Directors which complies with provisions of the Act. They shall be numbered in the order of their issue and shall be signed by the President or the CEO and by the Secretary or the Treasurer. Facsimile signatures may be used if the certificate is countersigned by a transfer agent. A transfer agent may be an independent third party, the Company itself, or an employee of the Company. The validity of any certificate for shares, otherwise valid, shall not be affected in the event that the delivery of such a certificate occurs after an officer or agent whose signature appears therein is no longer an officer or agent. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors for that purpose. Notice of any restrictions on the transfer of stock shall be printed or typed on each stock certificate issued by the Company.

         2. Shares Without Certificates. The Board of Directors may authorize the issuance of shares of the Company without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Company. Within a reasonable time following the issue or transfer of shares without certificates, the Company shall send the shareholder a complete written statement of the information that would be required on certificates by the Act.

         3. Transfer of Stock. Subject to any transfer restrictions set forth or referred to on the stock certificate or of which the Company otherwise has notice, shares of the Company shall be transferable on the books of the Company upon presentation to the Company or to the Company's transfer agent of a stock certificate signed by, or accompanied by an executed assignment from, the holder of record thereof, his duly authorized legal representative, or other appropriate person as permitted by the Act. The Company may require that any transfer of shares be accompanied by proper evidence reasonably satisfactory to the Company or to the Company's transfer agent that such endorsement is genuine and effective. Upon presentation of shares for transfer as provided above, the payment of all taxes, if any, therefor, and the satisfaction of any other requirement of law, including inquiry into and discharge of any adverse claims of which the

Company has notice, the Company shall issue a new certificate to the person entitled thereto and cancel the old certificate. Every transfer of stock shall be entered on the stock books of the Company to accurately reflect the record ownership of each share. The Board of Directors also may make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company.

         4. Restrictions on Transfer. The following provisions shall govern (1) the transferability of all shares of the Class A Common Stock and (2) the transferability of those shares of the Class B Common Stock (non-voting) which were issued in transactions which were not registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Restricted Class B Shares"):

                  (a) The holder of any such share or shares of Class A Common Stock desiring to sell such stock shall:

                           (i) First offer the shares to the Company and the Company shall have the right and option for a period of 90 days from the date such tender is made to make such purchase.

                           (ii) Then offer such shares, or any remaining shares, to William K. Coors and Joseph Coors, or to the survivor of them if only one of them is then living, and they shall have the right and option for 30 days from the date tender is made to them to make such purchase. They or either of them may elect to exercise the option in whole or in part and in the absence of a contrary agreement between themselves shall participate equally in any such purchase.

                           (iii) The tenders above provided shall in each case be of all and every one of the shares, or of the remaining shares as the case may be, which the offeror desires to sell and the Company, and/or William K. Coors and Joseph Coors, or the survivor of them if only one of them is then living (individually, "the offeree" and collectively, "the offerees") shall successively have the right to purchase all or any of the shares tendered for purchase to it, to him, or to them.

                           (iv) The price to be paid by the offeree or offerees, if the option is exercised in whole or in part, shall be in cash (unless terms are otherwise agreed upon) and shall be the price agreed upon by the offeree or offerees and the offeror, or if there is no such agreement, then the price shall be equal to the market value of the Class B Common Stock (non-voting), i.e., the average of the high and low bid price for the Class B Common Stock on the last business day, prior to the date of such tender, on which said Class B Common Stock was traded.

                           (v) If any shares remain unsold after the tenders provided for in subparagraphs (i) and (ii) above, such remaining shares may, subject to the provisions of subparagraph
                                    (vi) below, be sold to third-parties free of the restrictions on transfers set forth in subparagraphs (i) through (iv) above.

                           (vi) If more than six months have elapsed after the date the last said tender was made under the provisions of subparagraph (ii) and such tender was not accepted in whole or in part before a sale to third parties could be consummated under subparagraph (v), the holder of the shares of Class A Common Stock evidenced by the relevant stock certificate must, before again attempting to sell all or any part thereof, comply with the provisions of subparagraphs (i) and (ii) above.

                  (b) Except as provided otherwise in these Bylaws, the sale of any Restricted Class B Shares shall be made in accordance with the following provisions:

                           (i) The holder of such shares shall offer the shares to the Company, which shall have the right and option for a period of ten days from the date tender is made to make such purchase.

                           (ii) The price to be paid by the Company, if the option is exercised in whole or in part, shall be in cash (unless terms are otherwise agreed upon) and shall be the price agreed upon by the Company and the offeror, or if there is no such agreement, then the price shall be the market value of the stock (i.e., the average of the high and low bid price for the stock) on the last business day, prior to the date of such tender, on which the stock was traded.

                           (iii) If any shares remain unsold after the time provided for in subparagraph (i) above, such remaining shares may, subject to the registration requirements of applicable securities laws or exemptions therefrom, and subject to the provisions of subparagraph
                                    (iv) below, be sold to third parties free of the restrictions on transfers contained in these Bylaws.

                           (iv) If more than six months have elapsed after the date the last said tender was made under the provisions of subparagraph (i) and such tender was not accepted in whole or in part before a sale to third parties could be consummated under subparagraph (iii), the holder of such shares must, before again attempting to sell all or any part thereof, comply with the provisions of this section of these Bylaws.

                  (c) The procedures set forth under subparagraph (b) above shall not apply to a transfer by a shareholder when made by his Last Will and Testament; or, in the case of intestacy, when a transfer is effected pursuant to the laws of descent and distribution; or to an inter vivos gift made by such shareholder; provided the recipients of said stock and all persons claiming by, through or under them shall be and remain bound by the provisions of this section of the Bylaws.

                  (d) The restrictions contained herein shall not apply to any shares of Class B Common Stock which have been sold to the public. For the purposes hereof, the term "sold to the public" shall mean the following:

                           (i) Any shares sold in transactions covered by an effective registration statement under the Securities Act of 1933, as amended; and

                           (ii) Any shares sold on the open market or otherwise in transactions relying upon the exemption from registration provided in
                                    Section 4(1) of the Securities Act of 1933, as amended, including sales made in conformity with Rule 144 thereunder.

         5. Preferred Stock. Shares of preferred stock shall be issued by the Company only after filing the Statement of Designations described in paragraph
(d) of Article IV of the Company's Articles of Incorporation with the Colorado Secretary of State and satisfying all other requirements of the Articles of Incorporation and the Act with respect thereto.

         6. Holders of Record. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be allowed by these Bylaws or required by the laws of Colorado.

         7. Shares Held for the Account of a Specified Person or Persons. The Board of Directors, in the manner provided by the Act, may adopt a procedure whereby a shareholder of the Company may certify in writing to the Company that all or a portion of the shares


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


registered in the name of such shareholder are held for the account of a specified person or persons.

         8. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Company shall notify the Company of any loss, destruction, or mutilation of the certificate therefor and the Secretary shall cause a new certificate or certificates to be issued to him upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, in the discretion of the Secretary, the deposit of a bond in such form and amount (not exceeding double the value of the stock represented by such certificate) and with such surety or sureties as the Secretary may require.

                                   ARTICLE IX

                        Dividends and Other Distributions

         Subject to the provisions of the Act, dividends and other distributions may be declared by the Board of Directors in such form, frequency and amounts as the condition of the affairs of the Company shall render advisable.


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


                                    ARTICLE X

                                Corporate Records

         1. Permanent Records. The Company shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or the Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Company, and a record of all waivers of notices of meetings of shareholders and of the Board of Directors or any committee of the Board of Directors.

         2. Records at Principal Office. The Company shall comply with the provisions of the Act regarding maintenance of records and shall keep the following records at its principal office:

                  (a) its Articles of Incorporation;

                  (b) its Bylaws;

                  (c) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

                  (d) all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

                  (e) a list of the names and business addresses of its current directors and officers;

                  (f) a copy of its most recent corporate report delivered to the Secretary of state pursuant to the Act; and

                  (g) all financial statements prepared for periods ending during the last three years that a shareholder could have requested pursuant to the Act.

         3. Addresses of Shareholders. Each shareholder shall furnish to the Secretary of the Company or the Company's transfer agent an address to which notices from the Company, including notices of meetings, may be directed and if any shareholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such shareholder at such shareholder's address last known to the Secretary or transfer agent.

         4. Record of Shareholders. The Secretary shall maintain, or shall cause to be maintained, a record of the names and addresses of the Company's shareholders, in a form


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


that permits preparation of a list of shareholders that is arranged by voting group and, within each voting group, by class or series of shares, that is alphabetical within each class or series, and that shows the address of, and the number of shares of each class or series held by, each shareholder.

         5. Inspection of Corporate Records. Shareholders shall have those rights to receive by mail or to inspect and copy such Company records, pursuant to such procedures, as provided in the Act.

         6. Audits of Books and Accounts. The Company's books and accounts may be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.

                                   ARTICLE XI

                                  Miscellaneous

         1. Corporate Seal. The corporate seal shall be in the form approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

         2. Fiscal Year. The fiscal year of the Company shall be as established by the Board of Directors.

         3. Emergency Bylaws and Actions. Subject to repeal or change by action of the shareholders, the Board of Directors may adopt emergency bylaws and exercise other powers in accordance with and pursuant to the provisions of the Act.

         4. Amendments. The Board of Directors may amend, restate, or repeal the Bylaws or adopt new Bylaws by the affirmative vote of the number of directors constituting two-thirds of the full Board at any annual meeting of the Board or any other meeting called for that purpose. The holder of the Class A Common Stock by affirmative vote also may amend, restate, or repeal the Bylaws or adopt new Bylaws at an annual shareholders meeting or a special meeting called, wholly or in part, for such purpose. The power of the Board of Directors to amend or repeal the Bylaws or to adopt new Bylaws may be limited by the Articles of Incorporation; by adoption of an amendment to the Articles of Incorporation, or by an amendment to the Bylaws adopted by the holder of the Class A Common Stock which reserves such authority in whole or in part to said shareholder with respect to a particular Bylaw.

         5. Gender. The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine gender as the circumstances indicate.

         6. Definitions. Terms not otherwise defined in these Bylaws shall have the meanings set forth in the Act.

         7. Conflicts. In the event of any irreconcilable conflict between these Bylaws and either the Articles of Incorporation or the Act, the Articles of Incorporation shall control; provided that, if there is any irreconcilable conflict between the Articles of Incorporation and the Act, then the Act shall control.

         The foregoing Bylaws of Adolph Coors Company, consisting of 28 pages, was amended and restated as of May 11, 2000 by the Board of Directors.


                                             /s/ M. CAROLINE TURNER
                                             ------------------------------
                                             Secretary



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